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                                                                      Exhibit 23



                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91523) pertaining to the SMC Cash Accumulation Plan of SCPIE Holdings Inc. of our report dated June 1, 2001, with respect to the financial statements and schedule of the SMC Cash Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

                                                       /s/ ERNST & YOUNG LLP

Los Angeles, California
June 25, 2001

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